Obtaining Control of Credit Suisse Volaris US Strategies Fund A

As of October 31, 2013, Merchant Holdings ("Shareholder") owned
0 shares of the Fund, which represented less than 25% of the Fund.
As of October 31, 2014, shareholder owned 100,000 shares of the Fund, which represented 51.48% of the Fund. Accordingly, Shareholder has presumed to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Volaris US Strategies Fund C

As of October 31, 2013, Merchant Holdings ("Shareholder") owned
0 shares of the Fund, which represented less than 25% of the Fund.
As of October 31, 2014, shareholder owned 100,000 shares of the Fund, which represented 99.60% of the Fund. Accordingly, Shareholder has presumed to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Volaris US Strategies Fund I

As of October 31, 2013, Merchant Holdings ("Shareholder") owned
0 shares of the Fund, which represented less than 25% of the Fund.
As of October 31, 2014, shareholder owned 2,300,000 shares of the Fund, which represented 98.00% of the Fund. Accordingly, Shareholder has presumed to be a controlling person of the Fund.